UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☒

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☐	Preliminary Consent Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Consent Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

TARONIS FUELS, INC.
(Name of Registrant as Specified in Its Charter)

THOMAS WETHERALD

TOBIAS WELO

MARY PAT THOMPSON

SERGEY VASNETSOV

ANDREW MCCORMICK

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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CONCERNED SHAREHOLDERS OF

TARONIS FUELS

WETHERALD/WELO

Consent Solicitation to Save Taronis Fuels

Immediate Change is Necessary



CONCERNED SHAREHOLDERS OF

TARONIS FUELS

WETHERALD/WELO

- Executive Summary
- The Need for Immediate Change
- The Wetherald/Welo Plan
- Call to Shareholder Action

Who We are and Why We are Here

- *We are investor operators who believe that the Industrial Gas Growth Story has been the most compelling over the past two decades due to high margins and a recurring revenue base*
- *We were attracted to the Taronis Fuels opportunity because we believe that MagneGas is a true market differentiator in the space with its clean technology as a replacement for acetylene*
- *In support of this belief, we contributed a sizeable investment to Taronis Fuels in October and November of 2020 for a 17.9% stake to help deleverage its balance sheet and provide much-needed growth capital*
- *As part of our commitment, we agreed to further support the company as members of the Board and Executive Team – with Concerned Shareholders Mary Pat Thompson serving as CFO and executive director, and Tobias Welo as an independent director – to improve strategy execution and strengthen financial oversight*
- *In a matter of weeks, we discovered what we believed to be:*
    1. *Apparent Accounting Fraud; and*
    2. *Gross Mismanagement of the Business*
- *Instead of honoring demands to suspend the CEO pending an investigation into his involvement, the Board suspended Ms. Thompson as CFO and transferred her financial oversight duties to the CEO, leaving Ms. Thompson and Mr. Welo with no other choice but to resign from the board*
- *We are not activists and have never participated in any such campaign; however, we view this consent solicitation as the only way to effect immediate change so as to rescue Taronis Fuels and its shareholders from the pervasive value destruction and deception of the current regime*
- *Please help us to remove the CEO and Board of Taronis Fuels in order to install an experienced leadership team capable of steering the company out of it current investigations, and onto a path more likely to create value for its shareholders*

Events Leading Up to the Solicitation

The Original Plan (Tom Wetherald, Tobias Welo, and Mary Pat Thompson):

- Provide capital to deleverage and fund growth
- Improve financial discipline, execution, and governance to help leadership optimize value

What Management Failed to Disclose in Due Diligence:

- Investigations are ongoing by the SEC according to credible sources
- The capital need was (is) dire due to unfunded liabilities, overdue vendor payments with unfavorable terms, and legacy acquisition liabilities



TRNF Stock Performance
$16
$12
$8
$4
$0
10/1/2020
11/1/2020
12/1/2020
1/1/2021
2/1/2021
3/1/2021
Tom Wetherald and Tobias Welo participate in $10.85M private placement
Mary Pat Thompson is named CFO
Concerned Shareholders learn that management was not forthcoming about unfunded liabilities; Messrs. Wetherald and Welo along with Ms. Thompson participate in second private placement for $12.4M in gross proceeds
Mr. Welo and Ms. Thompson are elected to board
Ms Thompson discovers apparent fraud and seeks to immediately inform other board members
Special Meeting of the Board is held; the directors rally around the CEO, Ms. Thompson is suspended indefinitely, and the CEO is named interim CFO
Ms. Thompson resigns
Preliminary Consent Statement is filed
Mr. Wetherald submits books and records request
Company adopts poison pill
Mr. Wetherald files a lawsuit against the company
Board establishes 3/4 as Record Date

Soures: FactSet and Public Filings

What Shareholders Should Know

TARONIS FUELS

We believe:

- Aggressive accounting practices have led to excessive asset valuations, underreported Cost of Goods Sold, and inflated Gross Margins
- Management does not understand the unit economics of the business resulting in inadequate due diligence on acquisitions
- Board and Management sell a promising investment narrative to current and prospective shareholders, while siphoning excessive cash compensation and refusing to take equity pay – suggesting a lack of belief in their abilities to create value
- Since formalizing our written consent campaign, leadership has continued to self-enrich through excessive compensation increases, lucrative golden-parachutes, and single-trigger provisions on equity; the Board has further entrenched itself through the adoption of a poison pill and increasing the share count by over 50%[1]
- A significant portion of the $8M in expenses that was recently reported as 'removed' was due to some form of compensation shifting, including converting employee compensation payments from cash to equity, and laying-off employees and rehiring them as consultants to be paid in stock
- The international 'opportunity' is a myth and certain revenue transactions may have to be unwound

CONCERNED SHAREHOLDERS OF

TARONIS FUELS

WETHERALD/WELO

- We have attempted to work constructively with the Board but it has been the Board that has failed to engage responsibly
  - When we first discovered evidence of potential fraud committed by the CEO, we attempted to talk with the head of the Audit Committee who refused to speak with us
  - In fact, the Board's response to potential allegations of fraud committed by the CEO was to suspend indefinitely the person who brought the activity to the Board's attention (acting CFO and Director Mary Pat Thompson), and appoint him as interim CFO
- The Board engaged independent outside counsel to conduct an investigation three months ago – *why has the Board not disclosed the results to shareholders?*

1. Based on shares outstanding of 6,570,996 on February 12, 2021 and 9,953,029 on March 4, 2021

We are an Accomplished Slate of Investor Nominees with Trusted Credentials

	 Thomas Wetherald	 Tobias Welo	 Sergey Vasnetsov	 Mary Pat Thompson	 Andrew McCormick
Professional	Laird Superfood MFS Manning & Napier Chase	Artful Fidelity Investments BlackRock	ChemBridges – Bridging Chemistry, Finance & Economics lyondellbasell TPC Group Barclays Capital	H&E Equipment Services BRS Regence BlueShield of Idaho MWI Animal Health Zions Bank Federal Reserve Bank of San Francisco	Laird Superfood Hogan Lovells U.S. Army Latham & Watkins
Academic	St. Lawrence University	Pomona College Wharton University of Pennsylvania CFA Institute	The Queen's College University of Oxford	University of Idaho Certified Public Accountant	Hendrix College Columbia Law School The London School of Economics and Political Science

Vote the White Consent Card

WHITE CONSENT CARD

CONSENT OF STOCKHOLDERS OF TARONIS FUELS, INC. TO ACTION WITHOUT A MEETING:

THIS CONSENT IS SOLICITED BY THOMAS WETHERALD, TOBIAS WELO & THE OTHER PARTICIPANTS

THE BOARD OF DIRECTORS OF TARONIS FUELS, INC. IS NOT SOLICITING THIS CONSENT

CONSENT

IF NO BOX IS MARKED FOR A PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO CONSENT TO SUCH PROPOSAL, EXCEPT THAT THE UNDERSIGNED WILL NOT BE DEEMED TO CONSENT TO THE REMOVAL OF ANY CURRENT DIRECTOR OR TO THE ELECTION OF ANY NOMINEE WHOSE NAME IS WRITTEN IN THE SPACE PROVIDED. THE CONCERNED SHAREHOLDERS RECOMMEND THAT YOU CONSENT TO PROPOSALS 1-5.

1. **Repeal any provision** of the Amended and Restated Bylaws of the Company (the "Bylaws") in effect immediately prior to the time this Proposal becomes effective, including any amendments thereto, **which was not included in the Bylaws that were filed with the Securities and Exchange Commission on December 13, 2019.**

☑ Consent ☐ Against Consent ☐ Abstain

2. **Amend** Article IV, Section 18 of the Bylaws, as set forth on Schedule III to the Consent Statement, **to declassify the Board so that all directors are elected on an annual basis.**

☑ Consent ☐ Against Consent ☐ Abstain

3. **Amend** Article IV, Section 21 of the Bylaws, as set forth on Schedule IV to the Consent Statement, **to eliminate the provision purporting to require a supermajority vote of three–fourths** of the then-outstanding shares of capital stock of the Company entitled to vote at an election of directors in order **to remove any individual director or directors** and to replace that provision, consistent with the Company's Amended and Restated Certificate of Incorporation, with a provision providing that a vote of a majority of the then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors is sufficient to remove any individual director or directors.

☑ Consent ☐ Against Consent ☐ Abstain

4. **Remove without cause all five members of the Board: Scott Mahoney, Robert Dingess, Kevin Pollack, William Staunton, and Peter Molloy** and, in addition, any person (other than those elected by the consent solicitation) nominated, elected or appointed to the Board to fill any vacancy on the Board or any newly-created directorships on or after December 20, 2020 and prior to the time that any of the actions proposed to be taken by the consent solicitation become effective.

☑ Consent ☐ Against Consent ☐ Abstain

5. **Elect** by consent in lieu of an annual meeting the Concerned Shareholders' five nominees: **Thomas Wetherald, Tobias Welo, Sergey Vasnetsov, Mary Pat Thompson and Andrew McCormick**, to serve as directors of the Company until the Company's 2022 annual meeting of shareholders and until their successors are duly elected and qualified (or, if any such nominee is unable or unwilling to serve as a director of the Company, or if the number of directorships is then greater than five, any other person designated as a nominee by the remaining nominee or nominees).

☑ Consent ☐ Against Consent ☐ Abstain



CONCERNED SHAREHOLDERS OF

TARONIS FUELS

WETHERALD/WELO

Executive Summary

The Need for Immediate Change

The Wetherald/Welo Plan

Call to Shareholder Action

Shareholder Value Destruction

Taronis Fuels Stock has Underperformed All Major Indexes and Strategic Peers without Any Favorable Trends from its February 26, 2020 Initial Trading Date through the February 12, 2021 Record Date


Indexed Performance Trend vs. Indexes
$147.44
$130.83
$126.26
$35.62
TRNF
R2000
R3000
SP500

TRNF has lost 64% since trading began, and lagged the worst performing index by 91%


TSR Performance Trend vs. Indexes[1]
~1-Year
9-Month
6-Month
3-Month
47% 31% 26%
-64%
79% 44% 37%
-56%
45% 21% 16%
-53%
34% 15% 11%
-58%
TRNF
R2000
R3000
SP500


Indexed Performance Trend vs. Peers[2]
$124.22
$116.37
$110.63
$35.62
TRNF
LIN
APD
BAS

TRNF has also lagged the worst performing strategic peer by 75%


TSR Performance Trend vs. Peers[1]
~1-Year
9-Month
6-Month
3-Month
24% 11% 16%
-64%
38% 13% 48%
-56%
2% -9% 30%
-53%
-1% -2% 20%
-58%
TRNF
LIN
APD
BAS

Source FactSet

1. All TSR periods end on the February 12, 2021 Record Date
2. Industrial Gas Strategic Peers are aspirational and include Linde PLC (NYSE: LIN), Air Products & Chemicals (NYSE: APD), BASF (XETR: BAS)

Financial Mismanagement

Taronis profits have steadily declined under the current Board's leadership while Shareholders have been Diluted at an Alarming Pace


Net Income
Thousands
$3,000
$0
-$3,000
-$6,000
($2,210)
($990)
($3,506)
$1,157
($5,157)
Q3 2019
Q4 2019
Q1 2020
Q2 2020
Q3 2020


Shares Outstanding
Millions
12
8
4
0
438.1% increase
1.8
2.0
2.2
2.4
6.6
10.0
1/1/2020
3/31/2020
6/30/2020
9/30/2020
2/12/2021
3/4/2021

Source: Company Filings

Management's Revenue Guidance Cannot Be Trusted

Q1 2020

FY20E
- $60M
- 20% EBITDA Margin

Q2 2020

FY20E
- Domestic: ~$35M
- Intl: ~$20M
- Total ~$52M

*TGS acquisition in May 2020 was expected to add $20M of new revenue between 2020-21

Q3 2020

FY20E
- Domestic: ~$35M
- Intl ~$15M
- Total $50M

FY21E: Domestic $50M, Intl: $20M+

Q1 2021

FY20E
- Between $30-32M
- No Intl revenue

FY21E: Not disclosed

Q1 2020 Investor Presentation[1]



Q2 2020 Investor Presentation[2]



Q3 2020 Investor Presentation[3]



Q1 2021 Investor Presentation[4]



1. Taronis Q1 2020 Investor Presentation filed 2/4/2020
2. Taronis Q2 2020 Investor Presentation filed 6/11/2020
3. Taronis Q3 2020 Investor Presentation filed 8/19/2020
4. Taronis Q1 2021 Investor Presentation filed 2/19/2021

History of Broken Promises

Q3 2019 Investor Presentation[1]


US Growth Strategy
We intend to reinvest our high-margin profits from international expansion into further US acquisitions.
We believe we can achieve $100MM domestically and improve our revenue mix in order to reach 18-20% EBITDA margin within 3 years.


Turkey: 1st Scaled Licensing Contract
Up to a $165MM contract excluding royalties.
Potential for a further $200MM in additional unit sales within 5 years.
We estimate up to 75 units may be required to service the entire country within 5 years.

"We had spent almost 18 months working toward a landmark contract with Turkey, which we executed in July. This $165 million contract is projected to be highly profitable, and we anticipate the entire contract could be expedited, pulling revenues and EBITDA into 2020 for our benefit." Scott Mahoney, CEO of Taronis (Q3 2019 Earnings)[2]

"We recently announced a series of investments to improve on our gas sales profitability. We estimate that these three investments will improve our profitability by upwards of $0.25 million a month by year end. When combined with our steadily growing organic business model, these factors should bring Taronis Fuels very close to breakeven by the end of this year." – Scott Mahoney, CEO (Business Update Call - Sept 20, 2019)[3]

Summary of Shareholder Town Hall (Jan. 31, 2020)[4]

- Taronis Fuels generated record annual unaudited, preliminary revenues of $27 million, including the acceleration of $0.9 million consulting contract and the accrued deposit for $4.7 million under a 5-unit purchase sale. This represents a significant increase when compared to $9.7 million in sales reported in 2018.
- Taronis Fuels projects to generate in excess of $50 million in revenues, scalable EBITDA in 2020 based on 100% organic growth.

Taronis Fuels Provides International Operations Update (April 2, 2020)[5]

First, the mobile gasification unit scheduled for shipment to Ankara, Turkey is being commissioned.... The unit will be shipped out from the port of Tampa within a week, and is scheduled to arrive in Ankara within 45 days of shipment. The unit was sold for $5 million to a business development firm that successfully arranged a 30 unit, $165 million contract for a country wide launch of MagneGas as a viable replacement in the Republic of Turkey.

The unit is expected to be commissioned in Ankara upon delivery in the second half of May.

1. Taronis Investor Presentation filed August 30, 2019
2. Taronis Technologies Reports Q3 Earnings - Nasdaq
3. FactSet Transcripts – Taronis Business Update Call, September 20, 2019
4. Taronis Provides Summary of Shareholder Town Hall | Nasdaq
5. Taronis Fuels Provides International Operations Update | Markets Insider (businessinsider.com)

International Revenue From Turkey Has Suddenly Disappeared

Q3 2019 Investor Presentation

Turkey: 1st Scaled Licensing Contract

- Up to a $165MM contract excluding royalties.
- Potential for a further $200MM in additional unit sales within 5 years.

- **Up to a $165MM contract excluding royalties.**

- Each unit also includes a $1.75MM maintenance contract.
- We estimate up to 75 units may be required to service the entire country within 5 years.

Q1 2020 Investor Presentation

Turkey: 1st Scaled Licensing Contract

- $165MM initial contract excluding royalties.
- Potential for a further $200MM in additional unit sales within 2 years.
- First 5 units ordered December 2019.

- **$165MM initial contract excluding royalties.**

- We estimate up to 100 units may be required to service the entire country within 5 years.
- The Turkish government has informed Taronis that it is in the process of banning acetylene.

Q3 2020 Investor Presentation

Turkey: 1st Scaled Licensing Contract

- 30-unit $165 million initial contract plus 3% royalties.

- First 5 units - $27.25 million purchase order.
  - Manufacturing expected to commence Q3 2020
- In excess of 100 units are required to service the entire country within 3 years.
  - Potential to increase the contract to $500 million+

International Operating Models

COVID-19 caused significant delays in our international expansion efforts. We continue to prepare for the resumption of these efforts throughout 2021 using three distinct models:

COVID-19 caused significant delays in our international expansion efforts. We continue to prepare for the resumption of these efforts throughout 2021 using three distinct models:

industrial gas producer. We execute a revenue sharing agreement.

- **Unit Sales:** We market our gasification equipment into third party entities in which we would strictly play a long-term technical support role.
  - This is the current business model for the Republic of Turkey.
  - We are actively exploring direct industrial gas distributors as target clients.

How did $165M in expected revenue from Turkey suddenly disappear from the Q1 2021 presentation?

1. Taronis Q1 2020 Investor Presentation filed February 4, 2020
2. Taronis Q2 2020 Investor Presentation filed June 11, 2020
3. Taronis Q3 2020 Investor Presentation filed August 19, 2020
4. Taronis Q1 2021 Investor Presentation filed February 19, 2021

Financial Mismanagement: Questionable Revenue Growth

Management claims of increasing Revenue should be further scrutinized

"During the second quarter of fiscal year 2020, ***the Company sold a 300 KW gasification unit to its former parent, BBHC, Inc. for $3 million…***[1]*"*

"…the Company recorded ***$2.3 million*** *in unit sales for* ***activities related to the fulfillment of initial contracts in the Republic of Turkey…***[2]*"*


Q2 YoY Revenue Increase ($000)
98.7% of increase due to sale with parent company (?)
5,860
-474
3,000
-221
809
-240
164
8,898
Q2 2019 Revenue
Gas sold
Gasification eqpmt
Equipment sales
Cylinder sales
Equipment rentals
Other
Q2 2020 Revenue


Q3 YoY Revenue Increase ($000)
53.5% of increase due to nondescript transactions in Turkey
5,319
511
2,300
558
773
27
174
9,662
Q2 2019 Revenue
Gas sold
Gasification eqpmt
Equipment sales
Cylinder sales
Equipment rentals
Other
Q2 2020 Revenue

1. Taronis 10-Q for Period Ending June 30, 2020
2. Taronis 10-Q for Period Ending September 30, 2020

Financial Mismanagement: Failure to Manage Operating Expenses

The profit decay can be attributed to the inability to manage Selling, General and Administrative Expenses

SG&A Represents the largest Expense as a Percent of Revenue



Expenses as % of Revenue
190%
170%
150%
130%
110%
90%
70%
50%
30%
10%
SG&A > Revenue
Debt secured to cover Revenue shortfall increasing interest expense
0%
9%
64%
53%
0%
8%
61%
53%
1%
7%
85%
48%
10%
19%
44%
41%
0%
13%
108%
50%
5%
13%
49%
19%
25%
31%
57%
35%
Q1 2019
Q2 2019
Q3 2019
Q4 2019
Q1 2020
Q2 2020
Q3 2020
Cost of goods sold
SG&A exl. D&A
Depreciation & Amortization
Interest, net

Source: Public Filings

SG&A has exceeded Gross Profit in 4 of the last 7 quarters

Abbreviated Income Statement

	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020
Revenues	4,914.0	5,860.0	5,360.0	4,950.0	4,904.0	8,898.0	9,662.0
Cost of goods sold	-2,618.0	-3,121.0	-2,566.0	-2,033.0	-2,465.0	-1,720.0	-3,365.0
Gross profit	**2,296.0**	**2,739.0**	**2,794.0**	2,917.0	**2,439.0**	7,178.0	6,297.0
Expenses							
SG&A excl. D&A	**3,167.0**	**3,581.0**	**4,541.0**	2,197.0	**5,292.0**	4,346.0	5,465.0
Depreciation & Amortization	453.0	459.0	353.0	927.0	644.0	1,197.0	3,025.0
Interest, net	10.0	28.0	-38.0	-471.0	-9.0	-478.0	-2,383.0

Financial Mismanagement Case Study – Taronis Technologies


Revenues
Thousands
20,000
15,000
10,000
5,000
0
2,431
3,552
3,719
9,713
19,127
FY15
FY16
FY17
FY18
LTM Q3 2019


Operating Loss
Thousands
-2,000
-7,000
-12,000
-17,000
-22,000
-27,000
(9,125)
(12,130)
(10,956)
(14,962)
(24,733)
FY15
FY16
FY17
FY18
LTM Q3 2019

Source: Public Filings

- While Taronis Technologies appeared to be trending in a positive direction in terms of revenue
- It suffered significant losses, largely due to failure to manage operating expenses
- ***Taronis Technologies' share price lost > 99% of its value between 2017-2020***
- As Taronis Fuels begins to show trends similar to Taronis Technologies, shareholders must take immediate action


Expenses as a % of Revenue
120%
80%
40%
0%
1%
23%
39%
61%
1%
18%
43%
57%
18%
40%
60%
11%
42%
58%
1%
6%
47%
53%
FY15
FY16
FY17
FY18
LTM Q3 2019
Cost of Revenue
S,G&A
Depreciation and amortization
Interest

Entrenchment through Share Issuance

Since the announcement of the written consent campaign, the Board has been aggressively diluting shareholders in an effort to further entrench themselves and maintain control

Q2 2020 Investor Presentation[1]


Current Capitalization
With our current capitalization, we project to be self-funded for the remainder of 2020.
TARONIS


Shares Outstanding
(post reverse split)
Millions
12
10
8
6
4
2
0
2.0
222.5%
Increase
6.6
51.5%
increase
10.0
5/31/2020
2/12/2021
3/4/2021

Key Entrenchment Events[2]

Q2 2020:	TRNF projected being self-funded for the remainder of 2020
Dec 2020:	TRNF completed a 1-for-75 common stock reverse split
Feb. 12, 2021:	***Thomas Wetherald filed prelim consent solicitation seeking removal of incumbent directors***
March 3, 2021:	TRNF closed a private placement. *"consummated the Offering to access additional capital to help fund its operations and working capital requirements, including to help fund unexpected administrative expenses in connection with a consent solicitation..".*
March 3, 2021:	**Adopted a NOL rights agreement**
February 26, 2021 and March 3, 2021	Reset exercise price of warrants issued to investors in August 2020 from $6.75 per share to $3.00 per share. In consideration, the investors agreed to exercise their August 2020 Warrants for all of the outstanding shares of common stock. In addition, TRNF issued new common stock purchase warrants equal to the number of August 2020 warrants exercised by such investor.
March 4, 2021:	(Purported record date set by company), there were 9.953M shares outstanding

1. Taronis Investor Presentation filed June 11, 2020
2. Public Filings

Poor Governance: Worst-in-Class Governance Provisions

The Board Has Selected Worst-in-Class Governance Provisions

			Industrial Gas Companies[1]		Russell 3000 Companies[1]	
Provision	Problematic Entrenchment Device	Consensus View of Proxy Advisors and Investors[2]	Aligned with Majority	% with Provision	Aligned with Majority	% with Provision
Classified Board	✓	Undermines director accountability; studies have shown a negative correlation with shareholder value	Yes	59.5%	No	41.0%
Supermajority Vote Requirement to Remove Directors (75%)	✓	Violates the principle that a simple majority of voting shares should be all that is necessary to effect change	No	47.6%	No	32.1%
Non-Shareholder Approved Poison Pill	✓	Shareholder approval should be sought; the intent to preserve NOLs vs. entrenchment must be evaluated	No	2.3%	No	3.4%

Shareholder Rights Have Been Further Undermined by:

- ✗ No Shareholder Right to Call Special Meetings
- ✗ Late Filings for ALL Major 2020 Reporting Documents – 10-Qs (3x) and 10-K
- ✗ No Annual Meetings since 2019 spin-off
- ✗ No Shareholder Access to Committee Charters and Other Related Governance Documents


TARONIS
GOVERNANCE
Page Under Construction

Taronis Website 3/10/2021

1. FactSet
2. ISS and Glass Lewis voting and technical documents

Governance Failures are the Direct Result of a Poorly Constituted Board

Board Members, Roles, and Key Committees		Prior Public Board Experience	Prior Industrial, Chemical, or Gas Experience	No Prior Allegations of False and Misleading Statements	No Prior Allegations of Inadequate Internal Controls
	**Scott Mahoney** • CEO, President • Executive Director	✗	✓	✗	✗
	**Robert L. Dingess** • Audit (Chair) • Compensation	✗	✗	✗	✗
	**Kevin Pollack** • Nominating/Governance (Chair) • Audit	✓	✗	✗	✗
	**Peter Molloy*** • Nominating/Governance	✗	✗	✓	✓
	**William W. Staunton III** • Compensation (Chair)	✓	✗	✗	✗

Current Board Composition:

- ***LIMITED*** *Public Board Experience*
- ***MINIMAL*** *Core Experience in Industrial, Chemical, and Gas*
- ***POOR*** *Governance Track Record with Prior Allegations of Materially False and Misleading Statements*
- ***CONCERNING*** *Audit History with Prior Allegations of Inadequate Internal Controls*
- ***NO*** *Board Diversity – Gender or Ethnic*

Questions have been raised about Peter Molloy's independence as on January 31, 2020, Taronis Technologies announced the acquisition of a 20% stake in Taurus Therapeutics, a firm co-founded by Mr. Molloy

1. Taronis Press Release January 31, 2020
2. Leadership – TARUS (tarustx.com)

Poor Corporate Governance: Prior Shareholder Allegations and Settlement

We have seen this before – Will Shareholders Accept the Same Fate of Taronis Technologies (TRNX)?

Prior Allegations[1]

- In 2019, multiple shareholders of Taronis Technologies (TRNX, former parent company of Taronis Fuels) alleged breach of fiduciary duty by the Board for **making and/or causing the company to make materially false and misleading statements**
- Current Taronis directors who also served on the TRNX board – **Robert Dingess, Scott Mahoney, Kevin Pollack, and William Staunton – were named as defendants** in the federal securities fraud class action lawsuit
- Shareholders alleged irreparable corporate harm due to, among other claims, the:
  - Need to undertake internal investigations;
  - Need to implement internal controls; and
  - Losses due to **unjust enrichment of the Defendants who benefitted from the wrongdoing**

Agreed Upon Governance Reforms[1]

Per the shareholder settlement, the Board agreed to implement reforms within thirty days including:

1. **Improvements to Risk Oversight and Creation of a Risk Committee** – Establishing a Board-level Risk and Disclosure Committee primarily responsible for risk policy and oversight of the company's risk management framework. The committee would be responsible for monitoring compliance with all required public reporting and overseeing all internal risk assessments and internal reporting;
2. **Internal Controls and Compliance** – Conducting a review of ethics and risk programs as well as internal controls over compliance, and implementing necessary changes; and
3. **Board Diversity** – When seeking board candidates, candidate pool shall include at least one (1) woman and one (1) member of an underrepresented group

Abort and Repeat

- TRNX spun-off Taronis Fuels in December of 2019
- All former TRNX directors and several key executives comprised the new entity's board and management
- The primary assets (intellectual property, revenue-generating contracts, etc.) were transferred to the new company leaving behind a corporate shell
- TRNX was delisted in July of 2020 and now trades at $0.035 with a depleted Market Cap of $6.6M[2]
- ***The Board of Taronis Fuels now face similar shareholder allegations around aggressive accounting practices and related misleading statements***

The Alternative

- *Unlike before, Shareholders now have a choice*
- *In lieu of leadership that is prone to value destruction and evasion of accountability, Shareholders can elect a new board that is committed to governance reform, transparency, and the restoration of shareholder trust*
- *If allowed to continue, we believe the current board and executive team will lead Taronis Fuels to the same fate of its predecessor TRNX – **the time for change is now***

1. Taronis Technologies Stipulation of Settlement Agreement, October 9, 2020
2. FactSet as of March 10, 2021

Unjust Enrichment: Pay for Performance Disconnect

Despite Substantial Losses in Shareholder Returns and Earnings, the Compensation Committee saw fit to increase Compensation for the CEO by ~220%, and for the GC by ~76%

YoY Change in Performance


Share Price
$20
$10
$0
$10.50
$3.23
2/26/2020
6/8/2020
9/19/2020
12/31/2020
Thousands
Net Income[1]
$3,000
$0
-$3,000
-$6,000
-$9,000
($5,746)
($990)
($3,506)
$1,157
($5,157)
FY 2019
Q4 2019
Q1 2020
Q2 2020
Q3 2020

Performance Change	
TSR:	-69.2%
Earnings:	-47.9%

Change in Pay	
CEO:	+219.8%
GC:	+76.0%


Pay for Performance?

YoY Change in Pay


Executive Pay
$255,346
$357,096
$449,519
$1,142,077
2019
2020
GC Tyler Wilson
CEO Scott Mahoney

1. FY 2020 Net Income not yet reported, trailing last four quarters were used to determine year-over-year change

Unjust Enrichment: Excessive CEO Pay

CEO Compensation Fails Every Reputable Analytical Test

Compensation Committee and Lead Executive



Chair: William W. Staunton III



Committee Member: Robert L. Dingess



CEO/President: Scott Mahone

Pay Alignment Relative to Peer[1] Performance


TSR
300%
200%
100%
0%
-100%
$K
$400K
$800K
$1.2M
Total CEO Pay
TRNF

Taronis had the worst 1-Year TSR Performance at -69.2% with the Highest Total CEO Pay of $1.1 M

F

Total CEO Pay Relative to Peer Median


2.2x the $521,106 Median
TRNF
$K
$200K
$400K
$600K
$800K
$1.M
$1.2M

Total CEO Pay is over 2x the Peer Median

F

Pay Alignment Relative to Absolute Performance


$1.5M
$1.M
$500K
$K
$357,096
$1,142,077
0%
-40%
-80%
2019
2020
Pay
TSR Performance

The 219.8% pay increase amid the -69.2% total shareholder return defies any norms of compensation governance and undermines the pay-for-performance principle

F

1. Peers include Nanophase Technologies, IKONICS Corporation, Gulf Resources, Vystar Corporation, Marrone Bio Innovations, and Northern Technologies International, see Appendix for details

Unjust Enrichment: Misalignment of Interest

Additional Concerns Around Pay

<u>Directors Receive 100% of Pay in Cash and Refuse to take Equity</u>

- The trend began for this board as the share price for the predecessor entity, Taronis Technologies (TRNX), continued its steep decline in 2018
- At that point, 100% of Director Pay was remunerated in Cash as Opposed to Equity
- Best Practice dictates that Directors and Executives receive a majority of Pay in the form of Equity so that ***the interests of corporate leaders are aligned with their shareholders***
- Additionally with such a disproportionate amount of Director Pay issued in Cash, the current payout **exceeds the average cash compensation paid to directors at the largest public companies in the US by over 30%**[1]
- What message is being conveyed to the market about leadership and its confidence in being able to guide this company toward prosperity?


Director Compensation
Spinoff
$80,000
54%
46%
$87,321
44%
56%
$73,450
100%
$203,618
26%
74%
$122,535
100%
2016
2017
2018
2019
2020
% Cash
% Equity
Average Director Pay


Cash vs. Equity By Size
Small-Cap
47%
50%
3%
Mid-Cap
44%
54%
2%
Large-Cap
37%
59%
4%
Total Sample
43%
54%
3%
Average Cash/Equity Composition
Cash
Full-Value Stock Awards
Stock Options
Percentage Equity
2017 2018 2019 2020
54% 57% 53% 53%
58% 61% 57% 56%
62% 65% 64% 63%

1. FW Cook 2020 Director Compensation Report



CONCERNED SHAREHOLDERS OF

TARONIS FUELS

WETHERALD/WELO

Executive Summary

The Need for Immediate Change

The Wetherald/Welo Plan

Call to Shareholder Action

Our Priorities

tech Capital LLC



200
Employees

MagneGas WELDING SUPPLY

1. **Maintain current debt financing with Tech Bank**
    - Productively work with current lender Tech Bank
    - As Tech Bank holds equity and debt, we believe that they will be incented to work with us

2. **Required Capital**
    - There will be a limited amount of capital required as a result of a change in control
    - The $10.5M golden parachute for CEO Mahoney ($6M), General Counsel Wilson ($3.3M), and CFO Fred will not be paid if fired for cause

3. **Convertible Debenture**
    - The owner of the remaining convertible debenture will likely maintain ownership given the significant additional equity exposure

4. **Employees**
    - Building strong relationships with the employees will be paramount
    - Focus on heavy investing in the US branch network

5. **MagneGas**
    - Commit to the commercial scaling of the MagneGas technology
    - Resolve the lack of resources impacting Research and Development

Our 100-Day Plan

1. *Immediately begin recruiting for a permanent CEO with strong operational experience in the industrial and chemical sectors, ideally with specific experience in industrial gas or distribution*
2. *Establish expense reduction targets and prudent cost control culture by targeting the bloated selling, general and administrative expense line which has increased over 200% since 2019*
3. *Conduct a thorough independent investigation with a forensic accountant, to understand the scope, magnitude, and consequences of operational and accounting mismanagement of the past few years*
4. *Conduct a thorough store by store portfolio review and profitability analysis of MagneGas Welding Supply Retail Stores, to formulate a view of sustainable profitable growth at most stores and company overall*
5. *Identify a pragmatic path to enhancing the deployment of MagneGas in the marketplace*
6. *Perform an analytical review of the international opportunity, specifically focusing on Turkey and Amsterdam*
7. *Properly capitalize the Company after determining cash flow and capital expenditure needs in conjunction with the cost review analysis*
8. *Create an acquisition framework to both review past deals and evaluate future opportunities*
9. *After the completion of the strategic objectives outlined above, we believe that Taronis Fuels will be in a position to successfully uplist the firm to the NYSE*

Our Timeline


100 Days
Week 1
Week 2
Week 3
Week 4
Week 5
Week 6
Week 7
Week 8
Week 9
Week 10
Week 11
Week 12
Week 13
Week 14
Weeks 1-6: CEO Recruitment
Weeks 1-6: Expense Reduction
Weeks 1-4: Accounting Investigation
Weeks 4-8: MagneGas Review
Weeks 9-12: Enhanced MagneGas Deployment
Weeks 6-10: International Review
Weeks 4-6: Recapitalization
Weeks 10-14: Create Acquisition Framework
Weeks 12-14: Uplisting Plan

Our Credentials

Nominee	Professional Highlights	Academic	Skills
	**Thomas Wetherald** • Laird Superfood, Director, 2017 – Present; Board Chairman, 2019 – 2020; CFO, 2018 – June 2019 • Massachusetts Financial Services, Portfolio Manager, 2005 – 2015 ; Equity Analyst, 2002 – 2005 • Manning & Napier, Equity Research, 1995 – 2002 • Chase Manhattan Bank, 1993 – 1995	• St. Lawrence University, BA	• Public Board Leadership • Executive Leadership (CFO) • Investment Management • Finance
	**Tobias Welo** • Artful Jaunts, CEO and Founder of Artful Jaunts, 2019 – Present • Partner, VIA Art Fund, 2019 – Present • Fidelity Management & Research, Sector Lead, Industrials and Materials, 2005 – 2018 • BlackRock, Director, Portfolio Manager, Equity Analyst, 2002 – 2005	• University of Pennsylvania, MBA • Pomona College, BA • CFA	• Executive Leadership (CEO) • Investment Management • Chemicals and Industrial Gases
	**Sergey Vasnetsov** • ChemBridge Corp., President and Co-Founder, 2016 – Present • LyondellBasell, Senior Vice President, Strategic Planning & Transactions, 2010 – 2016 • Barclays Capital, Managing Director of Equity Research, Head of Global Chemicals Research, 1999 – 2010 • Texas Petrochemicals Corp, Director, 2008 – 2010	• Oxford University, Queens College	• Executive Leadership (President) • Industrial Chemical Research and Development • Strategy • Mergers and Acquisitions
	**Mary Pat Thompson** • H&E Equipment Services, Director, 2019 – Present • Bruckmann, Rosser, Sherrill & Co., Consultant, 2019 – Present • MWI Animal Health, CFO, Senior VP, Finance/Administration, 2005 – 2018; CFO, VP, Secretary, 2002 – 2005 • Zion's Bank, Business Advisory Board, 2015 – Present • Federal Reserve Bank, San Francisco, Economic Advisory Council, 2015 – Present; Chairperson, 2019	• University of Idaho, BS	• Public Board Experience • Executive Leadership (CFO) • Private Equity • Regulatory Compliance • Finance and Accounting
	**Andrew McCormick** • Laird Superfood, General Counsel and Secretary, 2019 – Present • Hogan Lovells US LLP, Senior Associate, 2014 – 2019 • Latham & Watkins, LLP, Associate, 2011 – 2013	• London School of Economics, LLM • Columbia Law School, JD • Hendrix College, BA	• Executive Leadership (General Counsel) • Capital Markets • Mergers and Acquisitions • Legal

How Our Approach is Different

Topic	Current Leadership	Concerned Shareholders	Advantage
Governance	Content with worst-in-class governance practices such as Classified Board, Supermajority Vote Requirements to eliminate Board members, Poison Pills, etc.	Implement best-in-class governance provisions to ensure shareholders have a meaningful voice in the oversight of the Board and Management	Concerned Shareholders of Taronis Fuels Wetherald/Welo
Executive Leadership	Primary skill is selling the stock with limited operational or financial modeling expertise	Recruit a CEO with significant operational expertise in the industrial and chemical sectors, ideally with specific experience in industrial gas or distribution	Concerned Shareholders of Taronis Fuels Wetherald/Welo
Compensation Preference	100% Cash	100% Stock so that our interests our completely aligned with shareholders	Concerned Shareholders of Taronis Fuels Wetherald/Welo
Priorities	Entrenchment and Avoiding Accountability	Trust and Transparency	Concerned Shareholders of Taronis Fuels Wetherald/Welo
Focus	Stock Promotion	Capital Efficiency, Near-term Execution and Long-Term Value Creation	Concerned Shareholders of Taronis Fuels Wetherald/Welo
Board Recruitment Philosophy		History of success with Value Creation	Concerned Shareholders of Taronis Fuels Wetherald/Welo



CONCERNED SHAREHOLDERS OF

TARONIS FUELS

WETHERALD/WELO

Executive Summary

The Need for Immediate Change

The Wetherald/Welo Plan

Call to Shareholder Action

What We Are Asking Shareholders to Do

Take Action to:	***By Consenting to:***
Undo Damage	*1) Repeal any provision which was not included in the Bylaws on December 13, 2019*
Give Shareholders More of a Voice	*2) Amend the Bylaws to declassify the Board so that all directors are elected on an annual basis* *3) Replace the supermajority vote requirement to remove directors with a simple majority vote*
Demand Immediate Change	*4) Remove all five members of the Board: Scott Mahoney, Robert Dingess, Kevin Pollack, William Staunton, and Peter Molloy*
Elect the Concerned Shareholders	*5) Elect the Concerned Shareholders' five nominees: Thomas Wetherald, Tobias Welo, Sergey Vasnetsov, Mary Pat Thompson and Andrew McCormick, to serve as directors*

What Fellow Shareholders are Saying

Harvey Boshart to Vote 62,500 Taronis Shares in Support of Concerned Shareholder Proposals[1]

"I believe the Taronis Board's incentives are not aligned with shareholders and that they are driven by their own self-interests. Further, they lack the industry experience necessary to take the Company forward. More importantly, they continue to mislead investors and have not made shareholders aware of, nor denied, an SEC investigation into the Company. I urge the Board to stop wasting shareholders' money and cease any further steps to entrench themselves or Taronis management and destroy shareholder value.

The Concerned Shareholders' slate of Director candidates is an impressive group of extremely qualified industry professionals who will oversee the implementation of a superior corporate strategy to unlock shareholder value. They have laid out a clear nine-point strategic plan to allow the company to achieve its maximum potential. For these reasons, I intend to vote the ***WHITE Consent Card*** *in support of the Concerned Shareholders of Taronis, and I encourage other shareholders to do the same."*

- Harvey Boshart, 3/22/2021

Eric Harthun Will Vote For All of The Concerned Shareholders' Stated Proposals at Taronis Fuels, Inc.[2]

"I believe the Concerned Shareholders' five, highly-qualified nominees will bring competence and integrity to Taronis' boardroom – qualities which seem to be currently lacking from the management team and Board of Directors. As someone who has known Tobias Welo for more than twenty years, I have a high degree of confidence that his public company investing experience will help him serve the best interests of all Taronis' shareholders. I am confident the Concerned Shareholders will bring a sound, value-additive corporate strategy to Taronis and help reverse the material stock dilution, financial mismanagement and value destruction overseen by the Company's incumbent Board and management team. For these reasons, I intend to vote the WHITE Consent Card in support of the Concerned Shareholders of Taronis."

- Eric Harthun, 2/25/2021

John Dowd Will Vote For All of The Concerned Shareholders' Stated Proposals at Taronis Fuels, Inc.[3]

"As an investor who has watched Taronis' share price decline 50% over the past year and received hollow promises from leadership of a more optimistic future, I firmly believe that it is time to reconstitute the Company's Board of Directors. I am confident that the Concerned Shareholders' highly-qualified director candidates will help reverse the sustained value destruction overseen by Taronis' ineffective leadership team. In my view, Tobias Welo is extremely qualified to facilitate meaningful change and will always act in the best interest of shareholders, which is why I intend to vote the WHITE Consent Card in support of the Concerned Shareholders of Taronis."

- John Dowd, 2/24/2021

1. Taronis Press Release, March 22, 2021
2. Taronis Press Release, February 25, 2021
3. Taronis Press Release, February 24, 2021

Conclusion

- *We embarked on this investment journey due to our overwhelming belief in the Industrial Gas Growth Story and the potential for MagneGas to be a market differentiator in the space*
- *We provided our capital, expertise, and support as investor directors in an effort to work constructively with the Board and Management of Taronis Fuels, and to help guide the company toward shareholder value creation*
- *However, we believe that we were misled by a leadership team engaged in apparent accounting fraud and gross mismanagement of the business*
- *While we cannot know the outcome of the investigations that loom over Board and Management, we do know the history of value destruction they are capable of as evidenced not only by all reputable measures pertaining to Taronis Fuels, but also with the Board's history at Taronis Technologies, the predecessor company, which has lost 99% of its value to date and currently exists as a hollow corporate shell*
- *Rather than learn the lessons of the past from the Technologies company, the Board has become even more value destructive since we have announced this Written Consent Campaign by diluting shareholders in an effort to further entrench and subvert the will of shareholders*
- *These egregious acts require immediate change*
- *As an investor group, we have the right talent and plan to not only restore shareholder faith and trust, but to accelerate momentum of the business through investigative analysis, strategic execution, and relentless oversight*
- *Please support the Concerned Shareholders by providing your consent to rescue Taronis Fuels*

We Want Your Consent

WHITE CONSENT CARD

CONSENT OF STOCKHOLDERS OF TARONIS FUELS, INC. TO ACTION WITHOUT A MEETING:

THIS CONSENT IS SOLICITED BY THOMAS WETHERALD, TOBIAS WELO & THE OTHER PARTICIPANTS

THE BOARD OF DIRECTORS OF TARONIS FUELS, INC. IS NOT SOLICITING THIS CONSENT

CONSENT

IF NO BOX IS MARKED FOR A PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO CONSENT TO SUCH PROPOSAL, EXCEPT THAT THE UNDERSIGNED WILL NOT BE DEEMED TO CONSENT TO THE REMOVAL OF ANY CURRENT DIRECTOR OR TO THE ELECTION OF ANY NOMINEE WHOSE NAME IS WRITTEN IN THE SPACE PROVIDED. THE CONCERNED SHAREHOLDERS RECOMMEND THAT YOU CONSENT TO PROPOSALS 1-5.

1. **Repeal any provision** of the Amended and Restated Bylaws of the Company (the "Bylaws") in effect immediately prior to the time this Proposal becomes effective, including any amendments thereto, **which was not included in the Bylaws that were filed with the Securities and Exchange Commission on December 13, 2019.**

☑ Consent ☐ Against Consent ☐ Abstain

2. **Amend** Article IV, Section 18 of the Bylaws, as set forth on Schedule III to the Consent Statement, **to declassify the Board so that all directors are elected on an annual basis.**

☑ Consent ☐ Against Consent ☐ Abstain

3. **Amend** Article IV, Section 21 of the Bylaws, as set forth on Schedule IV to the Consent Statement, **to eliminate the provision purporting to require a supermajority vote of three–fourths** of the then-outstanding shares of capital stock of the Company entitled to vote at an election of directors in order **to remove any individual director or directors** and to replace that provision, consistent with the Company's Amended and Restated Certificate of Incorporation, with a provision providing that a vote of a majority of the then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors is sufficient to remove any individual director or directors.

☑ Consent ☐ Against Consent ☐ Abstain

4. **Remove without cause all five members of the Board: Scott Mahoney, Robert Dingess, Kevin Pollack, William Staunton, and Peter Molloy** and, in addition, any person (other than those elected by the consent solicitation) nominated, elected or appointed to the Board to fill any vacancy on the Board or any newly-created directorships on or after December 20, 2020 and prior to the time that any of the actions proposed to be taken by the consent solicitation become effective.

☑ Consent ☐ Against Consent ☐ Abstain

5. **Elect** by consent in lieu of an annual meeting the Concerned Shareholders' five nominees: **Thomas Wetherald, Tobias Welo, Sergey Vasnetsov, Mary Pat Thompson and Andrew McCormick**, to serve as directors of the Company until the Company's 2022 annual meeting of shareholders and until their successors are duly elected and qualified (or, if any such nominee is unable or unwilling to serve as a director of the Company, or if the number of directorships is then greater than five, any other person designated as a nominee by the remaining nominee or nominees).

☑ Consent ☐ Against Consent ☐ Abstain



CONCERNED SHAREHOLDERS OF

TARONIS FUELS

WETHERALD/WELO

Appendix

Selected Compensation Peers

Company/Index	Ticker	1-Year TSR	Last Reported Total CEO Comp	Fiscal Year
Taronis Fuels	TRNF	-69.2%	$1,142,077	2020
Nanophase Technologies Corporation	NANX	203.6%	344,091	2019
IKONICS Corporation	IKNX	86.3%	311,472	2019
Gulf Resources, Inc.	GURE	61.5%	104,467	2019
Vystar Corporation	VYST	159.8%	698,121	2019
Marrone Bio Innovations, Inc.	MBII	23.8%	894,197	2019
Northern Technologies International Corporation	NTIC	-24.6%	873,178	2020

Source: FactSet, Company filings; peers were selected based on revenue and market cap constraints as of March 19. 2021

Mary Pat Thompson Resignation Letter

December 20, 2020

Taronis Fuels, Inc.
24980 N. 83rd Avenue, Suite 100
Peoria, Arizona 85383
Attn: Board of Directors

Dear Members of the Board of Directors:

This letter serves as notice of my resignation from the Board of Directors (the "Board") of Taronis Fuels, Inc. (the "Company"), effective immediately. As you are aware, I expressed concern to the Board regarding irregularities in the Company's financial statements. I am particularly concerned that the Company's senior management may have engaged in fraudulent financial reporting before I joined the Company as Chief Financial Officer last month. After I voiced my concerns, Scott Mahoney, CEO, promptly terminated my employment with the Company.

In light of the Board actions taken on December 18, 2020, I believe that the best course of action is for me to remove myself from the Board.

I reserve my right to take action against the Company for unlawful termination and retaliation. I remain a shareholder of Taronis, and I also reserve my right to take any action necessary to continue to represent my interests and the best interests of all shareholders. To be clear, my resignation is the result of disagreements regarding the Company's operations, policies and practices. Please promptly remove any reference to me as a director or Chief Financial Officer from the Company's website.

Sincerely

Mary Pat Thompson

Mary Pat Thompson

cc: Scott Mahoney, CEO and interim CFO
Tyler Wilson, General Counsel

1. Mary Pat Thompson Resignation Letter

Tobias Welo Resignation Letter

Tobias W. Welo

December 20, 2020

Taronis Fuels, Inc.
24980 N. 83rd Avenue, Suite 100
Peoria, Arizona 85383
Attn: Board of Directors

Dear Members of the Board of Directors:

This letter serves as notice of my resignation from the Board of Directors (the "Board") of Taronis Fuels, Inc. ("Taronis" or the "Company"), effective immediately.

My decision is based on actions taken by the Board in response to serious allegations of fraud and other financial irregularities perpetrated by the Company's CEO, Scott Mahoney, and General Counsel and former CFO, Tyler Wilson. As you are aware, the Company's newly hired CFO, Mary Pat Thompson, and the Company's financial accounting staff recently exposed several instances in which Mr. Mahoney apparently directed improvements to the Company's cost of goods sale without any substantiation, thereby substantially overstating the Company's gross profits and gross margin in its public filings. Mr. Wilson was aware of many of those actions, which occurred during his time as the Company's CFO. Copies of emails from Mr. Mahoney directing the allegedly fraudulent actions were presented to the Board. Ms. Thompson has also uncovered many other financial irregularities that likely caused the Company's financial results to be misstated, which she attempted, unsuccessfully, to bring to the attention of the Audit Committee.

I expected the other Board members to take these allegations seriously, and at a minimum suspend Mr. Mahoney and Mr. Wilson while a thorough investigation could be conducted. Instead, by telephone conference on December 18, 2020, the Board condoned Mr. Mahoney's prompt termination of Ms. Thompson and appointed Mr. Mahoney as interim CFO in her place, over my objections and the objections of Ms. Thompson in her role as a director of the Company. Incredibly, the Board then approved the filing of a registration statement on Form S-1 to sell the Company's securities to unsuspecting investors, again over my objections and the objections of Ms. Thompson. While the Board instructed the Audit Committee to investigate the allegations, I am doubtful of the independence of the Committee, which has permitted Mr. Mahoney and Mr. Wilson to operate with little or no oversight, and which ignored Ms. Thompson's requests for a meeting to discuss the financial irregularities of which she had become aware.

There are few matters that a board may face more serious than allegations of management fraud. I am shocked and deeply disappointed in the Board's response to these allegations. The Board has put the very people credibly accused of fraud in charge of the Company's financial reporting, with few if any limits on their ability to cover up their prior activities and intimidate the Company's financial reporting staff. In my view, the actions of the Board represent a clear failure to represent the best interests of the Company and its shareholders. Since I cannot, and will not, support the Board actions, I am resigning from the Board with immediate effect.

I remain a shareholder of Taronis, and I reserve my right to take any action necessary to continue to represent my interests and the best interests of all shareholders. To be clear, my resignation is the result of disagreements regarding the Company's operations, policies and practices, and the Board's responses as discussed above.

Sincerely,

Tobias W. Welo

Tobias W. Welo

cc: Scott Mahoney, CEO and interim CFO
Tylor Wilson, General Counsel

1. Tobias Welo Resignation Letter

Important Additional Information

The views expressed in this presentation represent the current opinions as of the date hereof of Thomas Wetherald and Tobias Welo (collectively, the "Concerned Shareholders"). Certain financial information and data used herein have been derived or obtained from, without independent verification, public filings made by Taronis Fuels with the Securities and Exchange Commission ("SEC") and other sources that the Concerned Shareholders believe to be reliable. The Concerned Shareholders shall not be responsible for or have any liability for such information.

The information contained in this presentation contains projections, assumptions, opinions and estimates made by the Concerned Shareholders that may be deemed to constitute forward-looking statements. Such forward-looking statement may be based on certain assumptions and may involve certain risks and uncertainties, including risks and changes affecting the industrial gas industry generally and Taronis Fuels specifically. Given the inherent uncertainty of forward-looking statements, you should be aware that actual results may differ materially from the projections and other forward-looking statements contained herein due to reasons that may or may not be foreseeable. While the information presented herein is believed to be reliable, no representation or warranty is made concerning the accuracy of any data presented, the information or views contained herein, nor concerning any forward-looking statements.

All registered or unregistered service marks, trademarks and trade names referred to in this presentation are the property of their respective owners, and the Concerned Shareholders' use herein does not imply an affiliation with, or endorsement by, the owners of these service marks, trademarks and trade names or the goods and services sold or offered by such owners.

The Concerned Shareholders, along with the other participants named therein, filed a definitive consent solicitation statement with the SEC on March 5, 2021. You are strongly encouraged to read the definitive consent solicitation statement and accompanying white consent card carefully and in their entirety as they contain important information.